                                                                 Exhibit 99.1


                            AGREEMENT AND GENERAL RELEASE


	This Agreement is made and entered into this 25th day of May, 2005, by and between The Ohio Casualty Insurance Company, an Ohio corporation with its principal executive offices located at 9450 Seward Road, Fairfield, Ohio 45014 (the "Company") and Elizabeth M. Riczko, whose address is 5900 Oakridge Drive, Hamilton, Ohio 45011 ("Executive");

                                     WITNESSETH:

	WHEREAS, Executive has served as President of Insurance Operations for the Company and certain of its Affiliated Companies (as defined below); and

	WHEREAS, Executive has resigned her employment and will cease to be an employee and/or officer of the Company and all of its Affiliated Companies, effective June 3, 2005; and

	WHEREAS, Executive has substantial experience and knowledge regarding the Company's insurance operations; and

	WHEREAS, the Company wishes to make a series of payments to Executive;
and

      WHEREAS, Executive wishes to completely and finally settle all claims or disputes that she has or believes she has against the Company and/or all of its Affiliated Companies;

	NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein, the parties do hereby agree as follows:

	(1)	Payments and other Consideration provided to Executive.
                ------------------------------------------------------
Within twenty-one (21) days after the date on which this Agreement becomes effective, or within the time periods specified below, the Company shall do, each of the following:

		(a)	Pay to Executive an amount equal to fifteen (15)
months of pay at the rate of Executive's base salary, less applicable local, state, and federal income tax and social security withholding. This payment shall be made in a lump sum during January 2006. This payment shall be mailed by regular U.S. mail to Executive's address as shown in Company records. This payment is more than that to which Executive would otherwise have been entitled under Company policies.

		(b)	Pay to Executive an amount equal to the amount she
would have received under the 2005 Annual Incentive Program for 2005, less applicable local, state, and federal income tax and social security withholding, based on corporate performance and Executive's target bonus percentage of sixty percent (60%). No individual performance shall be taken into account in determining the amount to be paid to Executive. This payment shall be made at the time bonus payments under the 2005 Annual Incentive Program are paid to other employees of the Company. Executive specifically acknowledges and agrees that she will not be entitled to any other bonus or related compensation beyond this amount.

Ohio Casualty-Riczko
Agreement and General Release


		(c)	Pay to Executive a lump sum gross amount equal to
2,000 multiplied by the market value of one common share of Ohio Casualty Corporation stock at the close of trading on the NASDAQ stock exchange on June 3, 2005, less applicable local, state, and federal income tax and social security withholding, in lieu of the forfeited 2,000 shares of restricted Ohio Casualty Corporation stock.

		(d)	Take such steps as may be necessary to fully vest as
of June 3, 2005, any options on shares of Ohio Casualty Corporation stock awarded to Executive that would have vested under the terms of the applicable plan and Executive's agreement concerning that option during the period between June 4,2005 and June 3, 2006, inclusive.

		(e)	Provide to Executive the Lee Hecht Harrison executive
program outplacement services at Company expense.

		(f)	Provide to Executive the laptop computer and docking
station she used as a Company employee at no cost to her, provided it is returned to the Company at a reasonable time and for a reasonable period of time, to remove all Company information and property from its memory.

		(g)	If Executive elects COBRA coverage, pay the full cost
of the premium for such COBRA coverage for the period from June 4, 2005 through June 3, 2006.

		(h)	Pay to Executive, pursuant to Company policy, an
amount equal to vacation pay for all Executive's accrued but unused vacation time.

The payments in this paragraph will not be included as compensation for purposes of the calculation of or entitlement to benefits for any defined contribution or defined benefit plan or any deferred compensation plans sponsored by the Company. Executive will also be paid her regular salary through June 3, 2005. Executive agrees that she is not eligible for separation pay under any other Company agreement,plan, or policy.

	(2)	Resignation of Employment.  Executive agrees that she resigns
                -------------------------
from employment with the Company, effective June 3, 2005. She renounces and forever waives any and all reinstatement or employment with the Company and/or any of its Affiliates. She will not apply for, be employed by, or otherwise seek employment at any time with the Company and/or any of its Affiliates. Executive agrees that she resigns from all officer or related positions and otherwise as a representative of the Company and/or any of its Affiliates.
The Company accepts all of these resignations.

        (3)     Confidentiality of the Company's Business.  Executive
                -----------------------------------------
acknowledges that the business of the Company and its Affiliated Companies is highly competitive and that the books, records, documents of the Company and its Affiliated Companies, their pricing information, business techniques, cost information, agent information, policyholder information, business plans and other information comprise confidential business information and trade secrets of the Company and its Affiliated Companies which are valuable, special and unique proprietary assets of the Company and its Affiliated Companies. Executive further acknowledges that protection of

Ohio Casualty-Riczko
Agreement and General Release


this confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. Accordingly, Executive hereby agrees that she will not, at any time during or after the Term, make any unauthorized disclosure of any confidential business information or trade secrets of the Company or any of its Affiliated Companies, or make any use thereof, except for the benefit of, and on behalf of, the Company or its Affiliated Companies. However, Executive's obligation under this Section (3) shall not extend to information which is or becomes part of the public domain or is available to the public by publication otherwise than through Executive or her agents. The provisions of this Section (3) shall survive the termination of this Agreement. The Company shall be entitled to specific performance and injunctive relief as remedies for any breach or threatened breach of this Section (3). Such remedies will be in addition to all remedies available at law or in equity to the Company or any of its Affiliated Companies.

	(4)	Non-Competition; Non-Solicitation; Cooperation.
                ----------------------------------------------
		(a)	Agreement not to Compete.  Executive agrees that for
                        ------------------------
a period of fifteen (15) months following June 3, 2005 (the "Non-Competition Period"), she will not (without the prior consent of the Company) engage directly or indirectly (as a shareholder, employee, officer, director, partner, consultant, or otherwise) in any business, entity or enterprise which is in Competition with the Company.

		(b)	Competition with the Company.  For purposes of this
                        ----------------------------
Agreement, (i) the words "in Competition with the Company" shall be deemed to include competition with the Company or any Affiliated Company, or any of their respective successors or assigns, or the business of any of them, and
(ii) a business, entity or enterprise shall be deemed to be in Competition with the Company if it is engaged in any business activity which is the same or comparable to any business activity of the Company or any Affiliated Company from time to time during Executive's employment with the Company in any geographic area of the United States in which the Company or any Affiliated Company conducted such business. Notwithstanding the foregoing, nothing herein contained shall prevent Executive from purchasing and holding for investment less than 5% of the shares of any corporation the shares of which are regularly traded either on a national securities exchange or in the over-the-counter market.

		(c)	Interpretation of Covenant.  The parties hereto agree
                        --------------------------
that the duration and area for which the covenant not to compete set forth in this Section (4) is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

		(d)	Non-Solicitation.  During the Non-Competition Period,
                        ----------------
Executive shall not, directly or indirectly, employ (including to retain, engage or conduct business with) or attempt to employ or assist anyone else to employ any person who is then or at any time during the preceding year was an employee of the Company or any of its Affiliated Companies.

Ohio Casualty-Riczko
Agreement and General Release


		(e)	Agreement to Cooperate.  During the Non-Competition
                        ----------------------
Period, Executive shall not refuse or fail to consult with, supply information to, or otherwise cooperate with, the Company or any of its Affiliated Companies within a reasonable time after having been requested to do so.

		(f)	Nondisparagement.  Executive agrees to refrain from
                        ----------------
any publication, oral or written, of a defamatory, disparaging, or otherwise derogatory nature pertaining to the Company, any of its Affiliated Companies, and/or any person associated or related to any of them.

                (g)	Other Matters Relating to Section (4).  The
provisions of this Section (4) shall survive the termination of this Agreement. The Company shall be entitled to specific performance and injunctive relief as remedies for any breach or threatened breach of this Section (4). Such remedies will be in addition to all remedies available at law or in equity to the Company or any of its Affiliated Companies.

	(5)	Waiver.  Failure of the Company at any time to require
                ------
performance by Executive of any provision hereof shall in no way affect the right of the Company thereafter to enforce the same. Nor shall any waiver by the Company of any breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of this provision itself.

	(6)	Applicable Law.  This Agreement shall be governed by and be
                --------------
construed in accordance with the laws of the State of Ohio.

	(7)	Severability.	It is the desire and intent of the parties
                ------------
that the terms, provisions and covenants contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision or covenant or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision or covenant shall be construed in a manner as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person or circumstances, other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

	(8)	Successors and Assignment.  This Agreement automatically shall
                -------------------------
be binding upon and shall inure to the benefit of an person, corporation or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by purchase, merger, or by any other means whatsoever, whether direct or indirect. This Agreement shall not be assignable by Executive.

	(9)	Release and Discharge.  On behalf of herself and her heirs and
                ---------------------
successors, Executive does hereby fully release, discharge, compromise and settle any and all claims, demands, rights of action or obligations (including all attorney's fees and costs actually incurred), matured or unmatured, of whatever nature and whether or not presently known that exist as of the execution date of this Agreement, including but not limited to all claims under Title VII of the Civil Rights Act of 1964, all claims under the Fair Labor Standards Act, all claims under the

Ohio Casualty-Riczko
Agreement and General Release


Equal Pay Act, all claims under Ohio Revised Code Sections 4112.01 through 4112.99, all claims under the Americans with Disabilities Act, all claims under the Occupational Safety and Health Act, all claims under the Worker Adjustment and Retraining Notice Act, all claims under the Family and Medical Leave Act, all claims arising or related in any way to any state or federal laws or administrative rules or regulations, and all claims arising under the Age Discrimination in Employment Act of 1967, all as amended; all statutory or common law claims under state or federal law, whether in contract, in tort, or in equity; and any other claim arising out of Executive's employment with the Company or any of the Affiliated Companies and her resignation therefrom, as against the Company and all Affiliated Companies, attorneys, officers, insurers, agents and employees of the Company or any Affiliated Company. This release shall not affect any rights Executive may have under IRS qualified retirement plans sponsored by the Company or under Company stock option plans in which Executive participates.

	(10)	Other Agreements/Modifications.
                ------------------------------

		(a)	This Agreement supersedes all other preceding
agreements between the parties and constitutes the entire agreement of the parties regarding the performance of Services on behalf of the Company and its Affiliated Companies by Executive.

		(b)	This Agreement may be amended, modified, superseded,
canceled, renewed or extended and the terms and conditions hereof may be waived only by a written instrument executed by both parties hereto or, in the case of a waiver, by the party waving compliance.

	(11)	Definition of Affiliated Companies.  For purposes of this
                ----------------------------------
Agreement, the term "Affiliated Company" or "Affiliated Companies" refers to any entity controlling,

Ohio Casualty-Riczko
Agreement and General Release



controlling, controlled by, or under common control with the Company.


		IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.


                                        THE OHIO CASUALTY INSURANCE
                                        COMPANY


                                        By /s/  Dan R. Carmichael
                                           ----------------------------
                                            Dan R. Carmichael, CEO




                                           /s/  Elizabeth M. Riczko
                                           ----------------------------

                                          Elizabeth M. Riczko, an individual